January 31, 2001

Agreement Between Metro-Goldwyn-Mayer Inc. (“MGM”) and Rainbow Media
Holdings Inc. (“RMHI”) to acquire Twenty-Percent Interest in the Rainbow Networks
(AMC, Bravo, IFC, WE: Women’s Entertainment and Digital Suites)

                This Agreement sets forth the mutual understanding of MGM and RMHI with regard to a Transaction in which a subsidiary of MGM will make capital contributions in AMCC (as hereinafter defined) of $495 million and Bravo (as hereinafter defined) of $330 million and will become a 20% partner in each of these Partnerships (the “Partnerships”). The subsidiaries of Rainbow which are partners in AMC and Bravo would be proportionately diluted.

1.	Existing Structure of Rainbow/Definitions.

                RMHI, through its indirect ownership of American Movie Classics Company (“AMCC”) and Bravo Company (“Bravo Company”), each of which is a New York general partnership, and other entities directly or indirectly owned by the Partnerships (collectively, with the Partnerships, the “Business Entities”), owns and operates the cable networks AMC, Bravo and IFC and WE: Women’s Entertainment (formerly known as Romance Classics), and is developing the AMC Company and Bravo Company Digital Suites (collectively the “Networks”). American Movie Classics Holding Corporation (“AMC”) and AMCII Holding Corporation (“AMCII”), which are direct wholly owned subsidiaries of RMHI, each owns a 50% general partnership interest in AMCC (AMC, AMCII, Bravo Corp. and Bravo II, are hereafter collectively referred to as the “Rainbow Subs”). Bravo Holding Corporation (“Bravo Corp.”) and Bravo II Holding Corporation (“Bravo II”), which are direct wholly owned subsidiaries of RMHI, each owns a 50% general partnership interest in Bravo Company.

2.	Contribution of MGM.

                MGM will form a wholly owned subsidiary known as MGM Networks, U.S., Inc. (“MGM Sub”). MGM Sub will contribute cash in the aggregate amount of $825 million (the “MGM Contributions”) to the Partnerships in return for a twenty (20) percent equity interest in each Partnership, with RMHI retaining an indirect eighty (80) percent interest in each Partnership. The proceeds of the MGM Contributions will be applied as follows: $365 million of the contribution to AMCC will be used upon closing to repay the $365 million AMC bank debt; $295.5 million of the contribution to Bravo will be used upon closing to distribute to RMHI for the purpose of repaying intercompany loans from Cablevision and its affiliates to RMHI; and the remaining $164.5 million will remain in the Partnerships as working capital. In the event that the debt referred to in the preceding sentence has been paid down with the proceeds of a new Rainbow Media Group loan facility, then the $365 million and $295.5 million will be used to pay down outstanding amounts under that facility with the remaining $164.5 million remaining in the Partnerships as working capital. RMHI will not increase the debt allocable to the Partnerships beyond that specified above prior to the closing of this transaction, provided that after the closing the Partnerships may incur such debt as the managing partners determine is appropriate. Immediately following the MGM Contributions and the distribution to RMHI described above, the capital accounts of the partners in each Partnership will be as follows:

AMCC:
AMC -	$990 million
AMCII-	$990 million
MGM Sub-	$495 million
Bravo:
Bravo Corp.-	$660 million
Bravo II-	$660 million
MGM Sub-	$330 million
3.	Cablevision Carriage Agreements.

                The existing carriage agreements between Cablevision and the Networks will continue in effect throughout their respective terms.

4.	Management.

                AMC and Bravo Corporation will be managing partners of the respective Partnerships (the “Managing Partners”) and will have the exclusive right to make all management decisions and to take all actions on behalf of the Partnerships except that the following matters will require the approval of MGM: decisions to declare bankruptcy or commence or consent to any reorganization under bankruptcy laws or any assignment for the benefit of creditors; related party transactions other than (i) pursuant to existing agreements or renewals, replacements or extensions thereof on generally consistent terms, and (ii) transactions on arms-length terms and except that the Partnerships can be charged with an allocation of a portion of the indirect expenses of RMHI and its affiliates on a basis substantially consistent with the current policy for allocating those expenses to the businesses of the Partnerships; non-proportionate distributions (except as described in paragraph 2 above); amendments of the governing documents of the Partnerships in a manner that detracts from MGM’s rights in the Partnerships (other than the impact of the dilution of MGM’s interest resulting from a decision by the managing partner to admit new partners); or, any change in the structure of the Partnerships that results in the Partnerships ceasing to be treated as partnerships for tax purposes. MGM Sub shall not have any other rights to exercise any management role in the Partnerships or to approve any transactions of the Partnerships. MGM Sub shall be afforded access to the Partnerships’ books and records during normal business hours. The Managing Partners shall cause to be delivered to MGM Sub promptly when available annual audited financial statements and quarterly financial statements of the Partnerships prepared in accordance with GAAP. MGM Sub shall not act for or bind the Partnership in any respect except with the prior written approval of the Managing Partners and will hold the partners and the Partnerships harmless from any damage they suffer as a result of MGM Sub purporting to act for or bind the Partnership without such approval. Each Partnership will have a Partners Committee comprised of four members, three appointed by the RMHI Subs and one appointed by MGM Sub, which will meet as is necessary to consider the above described matters for which MGM Sub’s approval is required. Approval of the Partners Committee on such matters must be unanimous. All of the Partnerships’ cash flow from operations in excess of amounts reasonably anticipated by the

Managing Partners to be needed for the operation, development and growth of the current or future businesses of the Partnerships (including without limitation, debt payments and reasonable reserves), will be distributed quarterly to the partners in proportion to their Partnership interest. Partnership interest will be based upon relative capital accounts.

5.	Certain Rights of MGM.

                MGM will have the right to “tag-along” on any sale of the Partnerships or any of them, and RMHI will have a right to “drag-along” MGM on any such transaction, provided that RMHI will not have the right to “drag-along” MGM in any sale during the first twelve months from the date hereof unless MGM receives payment at least equal to the amount paid by MGM hereunder with respect to such Partnership(s), adjusted as appropriate to reflect any sales by MGM of any portion of their interests in the Partnerships. RMHI will consult with MGM prior to entering into any transaction for the sale of the Partnerships or any of them to a third party. MGM will consult with RMHI prior to entering into any transaction to sell or otherwise dispose of all or part of their interest in the Partnerships. Any transfer of an interest in a Partnership must comply with all securities and other laws and is expressly conditioned on the transferee signing documentation acceptable to the other partner(s) in which it agrees to be bound by all of the provisions of this agreement. A transfer of a Partnership interest will not result in a termination of the Partnership unless the remaining partner(s) so elects. No partner may withdraw from a Partnership without the prior written consent of the remaining partner(s). If any partner becomes bankrupt, the remaining partner(s) shall have the right to buy out that partner’s interest in the Partnership for its fair market value. None of the partners shall have any obligation to make any further capital contributions in, or advance any other amounts to, the Partnerships. The Rainbow Subs may, at their election make additional capital contributions in or advance amounts to AMCC or Bravo, as the case may be. Any such capital contributions made other than in cash shall be valued at Fair Market Value, as defined below. If they do so, MGM will have the right, but not the obligation, to invest a pro-rata portion of such amount to maintain its equity percentage in such Partnership or to advance amounts, as the case may be, on the same terms as those partners. Any dilution of MGM Sub shall be calculated based on the Fair Market Value (as defined below) of the Partnership(s) at the time of such dilution. In the event that a third party invests funds in any Partnership, MGM Sub’s interest and the RMHI Sub’s interest in such Partnership will be diluted proportionately. There will be no restriction on the right of any party hereto to engage in any businesses or ventures without the Partnership or to compete with a Partnership, except that no Partnership assets may be utilized in such other business or venture unless the Partnership is compensated for the use of such assets on arms-length terms. Fair Market Value shall mean, for purposes of this paragraph, the fair market value of (i) the property contributed by the Rainbow Subs, or (ii) the Partnership, as may be applicable, as determined by the Managing Partners in good faith, provided that if MGM disagrees with such determination, then Fair Market Value shall be determined by an independent investment bank or investment banks, selected in accordance with the mechanism described in paragraph 6 hereof in connection with the determination of the Fair Market Value of MGM Sub’s interest. In the event that the Fair Market Value determined by the investment banks(s) is not more than 10% higher (in the case of an appraisal of the Partnership) or 10% lower (in the case of an appraisal of contributed property) than that determined by the Managing Partners, then the fees of the investment bank(s) shall be paid by MGM. If the Fair Market Value determined by the investment bank(s) is more than 10% higher (in the case of an appraisal of the Partnership), or lower, (in the case of an appraisal of contributed property) than that determined by the Managing Partner, then the fees of the investment banks shall be paid by RMHI.

6.	MGM Put Right.

                Projections for the AMC, Bravo, IFC and WE: Women’s Entertainment twenty four hours per day/seven days a week satellite delivered cable television channels were contained within the Rainbow Management Presentation dated December, 2000 (the “Business Plan”). In the event that the combined cumulative EBITDA of the Business Entities for the activities reflected in the Business Plan, and no other, for the fiscal years ending December 31, 2002, 2003, 2004 and 2005, (determined in accordance with GAAP, consistently applied) is less than 76% of the combined cumulative EBITDA of the Business Entities as set forth in the Business Plan for such period, then MGM will have the one-time right, exercisable by written notice to RMHI during the ten business days commencing on the 30th day following the delivery to MGM of the Business Entities financial statements for the year ended December 31, 2005, to put its interest in the Partnerships to RMHI at Fair Market Value of such interest determined as follows: Each of RMHI and MGM shall select an independent investment bank to prepare within 30 days a valuation of the Partnerships, taken as a whole. In the event that these valuations are within 10% of each other, the average of these two valuations shall be the “Partnership Value”. For purposes of the 10% computation, the numerator will be the lower valuation, the denominator the higher valuation and if the fraction is less than 90% then the difference between the two is deemed greater than 10%. If these valuations differ by more than 10%, then the two investment banks shall select a third independent investment bank to prepare within 30 days a valuation of the Partnerships taken as a whole, and such valuation shall be the “Partnership Value”. The Fair Market Value of MGM’s interest in the Partnerships shall be equal to the product of the “Partnership Value” (as determined in accordance with the immediately preceding sentences), multiplied by MGM Subs’ percentage interest in the Partnerships. The put price may be paid, at RMHI’s option no later than 30 days after the price is established pursuant to the foregoing procedure, in (a) cash, (b) shares of Rainbow Media Group Class A Tracking Stock, (c) shares of Cablevision Systems Corporation Class A Common Stock, or (d) a 30 day promissory note of RMHI bearing interest at prime plus 2%, or in any combination of the above. Shares of RMG or CSC stock used to pay the put price will be valued at the average closing price on the NYSE of such stock over the 20 trading days prior to issuance and will, if permitted by applicable SEC rules at that time, be registered, unrestricted stock. If RMHI is not permitted under applicable SEC rules to deliver registered, unrestricted shares, then such shares will be delivered subject to immediately exercisable registration rights.

7.	Representations and Warranties of CSC.

                CSC hereby makes the following representations and warranties to MGM, both on the date hereof and on the closing date of the transactions contemplated hereby:

a.	Each of CSC, RMHI, each Partnership and other each Business Entity is a duly incorporated corporation or a duly formed partnership or LLC, as the case may be, and is validly existing and in good standing it its jurisdiction of incorporation or formation, as the case may be, has the corporate partnership or LLC (as the case may be) power and authority to conduct its business as currently and as proposed to be conducted and is duly qualified as a foreign corporation in each jurisdiction where the nature of its business or activities or the presence of its properties require such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, condition (financial and other) and results of operations of either Partnership and the Business Entities taken as a whole (a “Partnership Material Adverse Effect”).
b.	This Agreement and the transactions contemplated hereby have been authorized by all requisite corporate action on the part of CSC and RMHI and when executed and delivered to MGM will constitute the legal, valid and binding obligation of each CSC and RMHI, enforceable against CSC and RMHI in accordance with its terms subject, in each case to the approval of CSC’s and RMHI’s respective Boards of Directors.
c.	No information in the definitive proxy statement filed by CSC with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and mailed to stockholders on or about October 10, 2000, relating, directly or indirectly, to the Partnerships or the other Business Entities, contained any misstatement of material fact or omitted to state a material fact necessary to make the statements therein not misleading, and all financial statements contained therein or filed therewith that consolidate or reflect the results or operations of the Partnerships and/or other Business Entities were prepared in accordance with GAAP consistently applied and fairly presented the financial position, results of operations and cash flows of such entities.

8.	Representations and Warranties of MGM.

                MGM hereby makes the following representations and warranties to CSC, and RMHI both on the date hereof and on the closing date of the transactions contemplated hereby:

a.	MGM is a duly incorporated corporation and is validly existing and in good standing in its jurisdiction of incorporation, has the corporate power and authority to conduct its business as currently and as proposed to be conducted and is duly qualified as a foreign corporation in each jurisdiction where the nature of its business or activities or the presence of its properties require such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, condition (financial and other) and results of operations of the MGM and its subsidiaries taken as a whole.

b.	This Agreement and the transactions contemplated hereby have been authorized by all requisite corporate action on the part of MGM and when executed and delivered to CSC will constitute the legal, valid and binding obligation of MGM, enforceable against MGM in accordance with its terms subject, in each case, to the approval of MGM’s Board of Directors.

9.	Conditions to Closing.

                It shall be a condition to the obligation of each of CSC and MGM to close the transactions contemplated hereby that the following shall have been satisfied or waived by both of the parties hereto:

a.	All waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall, to the extent a filing under such Act is required, have expired or terminated; and

b.	No court or other governmental body shall have issued any order, injunction or decree which remains in effect that enjoins the execution of this Agreement or the transactions contemplated hereby.
9.	Miscellaneous.

                The Partnerships will indemnify and hold harmless each partner against any damage or loss (including counsel fees and expenses) incurred by the partner and arising out of or resulting from any act of omission of a Partnership. It is intended that no partner (including any partner acting as managing partner or as a member of a Partners Committee) shall be liable or bear responsibility for more than its proportionate share (based on its relative Partnership interest) of the liabilities and obligations of the Partnership, unless such liabilities are caused by the gross negligence of such partner in which case such partner shall be liable for such liabilities.

AMC and Bravo Corp. shall be the “tax matters partners” of the Partnerships. Capital accounts will be established and maintained in accordance with Treasury Reg. Sec. 1.704-1(b)(2)(iv). Items of income, gain, loss, deduction and credit will be allocated in proportion to capital accounts. Notwithstanding anything to the contrary herein, the transaction will be structured, if necessary (and/or “reverse” IRC Section 704 (c) remedial allocations shall be used) so as to provide MGM Sub with amortization deductions in respect of the existing assets of the Partnerships of at least $412.5 million over not more than 15 years on a straight line basis (i.e. Bravo Corp. and Bravo II may transfer to MGM Sub a portion of their interests in Bravo such that MGM Sub owns a 20% interest in Bravo, in lieu of Bravo issuing a 20% interest to MGM Sub as contemplated by paragraph 2 hereof) provided that any restructuring, if necessary, shall not change the pre-tax economics contemplated by this agreement or otherwise impact any other provision in this Agreement.

The property of a Partnership shall be the exclusive property of that Partnership. Each partner irrevocably waives any right that it may have to maintain an action for partition of any of the Partnership’s property (except as otherwise provided by law) in connection with the winding-up, liquidation or dissolution of the Partnership. Each partner shall maintain the confidentiality of any confidential or proprietary information of a Partnership, except as required by law and except for disclosure to each party’s auditors, accountants and attorneys. The obligations of the partners in the Partnerships shall be solely corporate obligations of such entities and no recourse shall be had against any member, incorporator, stockholder, director, officer or agent of any partner.

RMHI agrees that it will cause to be delivered to MGM not later than the later to occur of (i) April 9, 2001, and (ii) the tenth day following the date of the Closing, audited financial statements of the Partnerships for the year ending December 31, 2000.

Each of the Partnerships shall continue in existence unaffected by the consummation of the transactions contemplated hereby. This agreement is intended to be the Partnership agreement of each of the Partnerships effective as of the closing and the existing partnership agreements of the Partnerships shall be amended and superceded in their entirety to reflect the terms of this agreement.

This agreement and the Partnerships shall be governed by and construed in accordance with the laws of the state of New York.

The form and content of the announcement and press release regarding this transaction shall be mutually agreed by the parties.

This Agreement shall be binding upon the parties hereto subject to approvals of the parties’ respective Board of Directors, which approvals shall be obtained by 4:00 p.m., New York time on February 1, 2001. Closing will take place on a mutually agreeable date not later than April 2, 2001. The parties shall use their respective reasonable best efforts to obtain any necessary consents and approvals including any required HSR approval (which, if required, shall be a condition hereof).

          ACCEPTED AND AGREED TO:

          CABLEVISION SYSTEMS CORPORATION
          (solely with respect to paragraphs 3 and 7 hereof)

          By: /s/  William J. Bell
                       Title: Vice Chairman

          RAINBOW MEDIA HOLDINGS, INC.

          By: /s/  Joshua Sapan

                       Title: Chief Executive Officer

          METRO-GOLDWYN-MAYER, INC.

          By: /s/ Alejandro Yemenidjian

                       Title: Chairman & Chief Executive Officer

          AMERICAN MOVIE CLASSICS HOLDING CORPORATION

          By: /s/ Hank Ratner

                       Title: Chief Operating Officer

          AMC II HOLDING CORPORATION

          By: /s/ Hank Ratner

                       Title: Chief Operating Officer

          BRAVO HOLDING CORPORATION

          By: /s/ Hank Ratner

                       Title: Chief Operating Officer

          BRAVO II HOLDING CORPORATION

          By: /s/  Hank Ratner

                       Title: Chief Operating Officer